CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report dated October 27, 1998, included in this Form 10-KSB, into the Company's previously filed Registration Statement File No. 33-81688 and File No. 333-53461.


/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
Los Angeles, California
December 21, 1998